EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                              CBCT BANCSHARES, INC.

         The Undersigned, Brad M. Hurta, whose address is 312 Main Street, Smithville, Texas, being at least 18 years of age, acting as sole incorporator, does hereby form a corporation under the General Laws of the State of Maryland having the following Articles:

         ARTICLE 1. Name. The name of the corporation is CBCT Bancshares, Inc. (herein the "Corporation").

         ARTICLE 2. Principal Office. The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

         ARTICLE 3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which the corporation may be organized under the General Corporation Law of the State of Maryland (the "MGCL").

         ARTICLE 4. Resident Agent. The name and address of the registered agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

         ARTICLE 5. Initial Directors. The number of directors constituting the initial board of directors of the Corporation is seven, which number may be increased or decreased pursuant to the Bylaws of the Corporation and ARTICLE 9 of the Articles of Incorporation, but shall never be less than the minimum number permitted by the MGCL now or hereafter in force. The names of the persons who are to serve as directors until their successors are elected and qualified, are:

           Name                               Term to Expire in

           Georgina Chronis                            2002
           James A. Cowan                              2001
           Gordon N. Fowler                            2003
           Barry Hannah                                2003
           Brad M. Hurta                               2003
           Rodney E. Langer                            2002
           Mike C. Maney                               2001



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         ARTICLE 6.

         Capital Stock. The total number of shares of capital stock which the Corporation shall have the authority to issue is five million (5,000,000) shares consisting of:

         1. One million (1,000,000) shares of preferred stock, par value one cent ($.0l) per share (the "Preferred Stock"); and

         2. Four million (4,000,000) shares of common stock, par value one cent ($.0l) per share (the "Common Stock").

         The aggregate par value of all the authorized of capital stock is fifty thousand dollars ($50,000). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefore which funds shall include, without limitation, the Corporation's unreserved and unrestricted capital surplus.

                  B. Preferred Stock. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of the Preferred Stock.

                  C. Common Stock. Except as provided for in the Articles of Incorporation (or any resolution or resolutions adopted by the Board of Directors pursuant hereto) the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preferences over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after payment or provision for payment of all debts and liabilities of the Corporation and payment or provision for payment of any amounts owed to the holders of any class of stock having preference over the Common Stock on distributions on liquidation, dissolution or winding up of the Corporation.

                  D. Restrictions on Voting Rights of the Corporation's Equity Securities.

                  1. Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially

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         owned,  directly or indirectly,  by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

                  2. The following definitions shall apply to this Section D of this Article.

                           (a) An "affiliate" of a specified person shall mean a
                  person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                           (b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on December 31, 1999; Provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common
                  Stock:

                                    (1)  which   such   person  or  any  of  its
                           affiliates beneficially owns, directly or indirectly; or

                                    (2)  which   such   person  or  any  of  its
                           affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of the clauses of Section A of ARTICLE 10) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner), or


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                                    (3) which are beneficially  owned,  directly
                           or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

                  and provided further, however, that (1) no director or officer of this Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                           (c) A  "Person"  shall  mean  any  individual,  firm,
                  corporation, or other entity.

                           (d) The Board of  Directors  shall  have the power to
                  construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (1) the number of shares of Common Stock beneficially owned by any person, (2) whether a person is an affiliate of another, (3) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (4) the application of any other definition or operative provision of this Section to the given facts, or (5) any other matter relating to the applicability or effect of this Section.

                  3. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) (a "Holder in Excess") supply the Corporation with complete information as to (a) the record owner(s) of all shares beneficially owned by such Holder in Excess, and
         (b) any other factual matter relating to the applicability or effect of this section as may reasonably be requested

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         of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate  by the Board of  Directors  as a result  of the  Holder in
         Excess  refusing  to  supply  the  Corporation   with  the  information
         described in the previous sentence.

                  4. Except as otherwise provided by law or expressly provided in this Section D, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast one-third of the votes (after giving effect, if required, to the provisions of this Section) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                  5. Any constructions, applications, or determinations made by the Board of Directors, pursuant to this Section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

                  6. In the event any provision (or portion thereof) of this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section D remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

                  E. Voting Rights of Certain Control Shares. Notwithstanding any contrary provision of law, the provisions of Subtitle 7 of Title 3 of the MGCL, now or hereafter in force, shall not apply to the voting rights of the Common Stock of the Corporation as to all existing and future holders of Common Stock of the Corporation.

                  F. Majority Vote. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Articles of Incorporation.


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         ARTICLE 7.  Preemptive  Rights.  No holder of the capital  stock of the
Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series or carrying any right to purchase stock of any class or series.

         ARTICLE 8.  Directors.

                  A. Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by the Articles of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                  B. Number, Class and Terms of Directors; Cumulative Voting. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Stockholders shall not be permitted to cumulate their votes in the election of directors.

                  C. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum. A director so chosen by the remaining directors shall hold office until the next succeeding annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  D. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all of the then-outstanding shares of capital stock of the Corporation

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entitled to vote generally in the election of directors  (after giving effect to the provisions of ARTICLE 6 of the Articles of Incorporation) voting together as a single class.

                  E. Stockholder Proposals and Nominations of Directors. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any nomination or proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholder must have given timely written notice thereof to the Secretary of the Corporation in the manner and containing the information required by the Bylaws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws of the Corporation.

         ARTICLE 9. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by the Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of ARTICLE 6 hereof), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

         ARTICLE 10.  Approval of Certain Business Combinations.

                  A. Super-majority Voting Requirement; Business Combination Defined. In addition to any affirmative vote required by law or the Articles of Incorporation, and except as otherwise expressly provided in this Section:

                  1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                  2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries, or

                  3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for

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         cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

                  4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                  5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder (a "Disproportionate Transaction"); provided, however, that no such transaction shall be deemed a Disproportionate Transaction if the increase in the proportionate ownership of the Interested Stockholder or Affiliate as a result of such transaction is no greater than the increase experienced by the other stockholders generally;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Articles of Incorporation or any Preferred Stock or in any agreement with any national securities exchange or quotation system or otherwise.

                  The term "Business Combination" as used in this Article shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article.

                  B.  Exception  to  Super-majority   Voting  Requirement.   The
provisions of Section A of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law or by the Articles of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 and 2 are met:

                  1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                  2. All of the following conditions shall have been met:

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                           (a) The  aggregate  amount  of the  cash and the Fair
                  Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

                                    (i) (if  applicable)  the  Highest Per Share
                           Price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.

                                    (ii)  the Fair  Market  Value  per  share of
                           Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article as the "Determination Date"), whichever is higher.

                           (b) The  aggregate  amount  of the  cash and the Fair
                  Market Value as of the date of the consummation of the Business Combination or consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                    (i) (if  applicable)  the  Highest Per Share
                           Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                    (ii)    (if    applicable)    the    highest
                           preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                                    (iii)  the Fair  Market  Value  per share of
                           such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                           (c) The  consideration to be received by holders of a
                  particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with Section B.2. of this Article shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                           (d) After such  Interested  Stockholder has become an
                  Interested Stockholder and prior to the consummation of such Business Combination; (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (ii) there shall have been (X) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (Y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                           (e) After such  Interested  Stockholder has become an
                  Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                           (f) A proxy or information  statement  describing the
                  proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                  C. Certain Definitions. For the purposes of this Article:

                  1. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

                  2. "Interested Stockholder" shall mean any Person (other than the Corporation or any holding company or Subsidiary thereof) who or which:

                           (a) is the beneficial owner,  directly or indirectly,
                  of more than 10% of the voting power of the outstanding Voting Stock; or

                           (b) is an  Affiliate  of the  Corporation  and at any
                  time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or

                           (c) is an assignee of or has  otherwise  succeeded to
                  any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  3. A Person shall be a "beneficial owner" of any Voting Stock:

                           (a) which  such  Person or any of its  Affiliates  or
                  Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on December 31, 1999; or

                           (b) which  such  Person or any of its  Affiliates  or
                  Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                           (c)  which  are  beneficially   owned,   directly  or
                  indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on December 31, 1999, by any other Person with which such Person or any of its

                  Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in Subparagraph (b) of this Paragraph 3) or in disposing of any shares of Voting Stock;

         provided, however, that, in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

                  4. For the purpose of determining whether a Person is an Interested Stockholder pursuant to Section C.2., the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of this Section C.3. but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  5. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1999.

                  6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; Provided, however, that for the purposes of the definition of Interested Stockholder set forth in this Section C.2., the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  7. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder, and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

                  8. "Fair Market Value" means: (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the Nasdaq System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock,  appropriately  adjusted  for any  dividend or  distribution  in shares of such stock or in combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

                  9.  Reference  to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                  10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Sections B.2.(a) and B.2.(b) of this ARTICLE 10 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  D. Construction and Interpretation. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article.

                  E. Fiduciary Duty. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  F. Maryland Business Combination Statute. Notwithstanding any contrary provision of law, the provisions of Sections 3-601 through 3-604 of the MGCL, as now and hereafter in force, shall not apply to any business combination (as defined in Section 3-601(e) of the MGCL, as now and hereafter in force), of the Corporation.

         ARTICLE 11. Evaluation of Certain Offers. The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in ARTICLE 10 hereof) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in ARTICLE 10 hereof); on the communities in which the

Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a financial institution holding company and on the ability of its subsidiary financial institution to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

         ARTICLE 12.  Indemnification, etc. of Directors and Officers.

                  A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  B. Procedure. If a claim under Section A of this Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

                  C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter  acquire  under any  statute,  the  Corporation's  Articles of
Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

                  D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

                  E. Miscellaneous. The Corporation shall not be liable for any payment under this Article in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         Any repeal or modification of this Article shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article is in force.

         ARTICLE 13. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) to the extent otherwise required by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by MGCL, as so amended.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

         ARTICLE 14. Amendment of the Articles of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in the Articles of Incorporation in the manner prescribed by the MGCL and all rights conferred upon stockholders are granted subject to this reservation; Provided, however, that, notwithstanding any other provision of the Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by the Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of ARTICLE 6), voting together as a single class, shall be required to amend or repeal this ARTICLE 14, Sections B, D or E of ARTICLE 6, ARTICLE 8, ARTICLE 9, ARTICLE 10 or ARTICLE 12.

         ARTICLE 15. Name and Address of Incorporator. The name and mailing address of the sole incorporator are as follows:

                  NAME                  MAILING ADDRESS

                  Brad M. Hurta         312 Main Street
                                        Smithville, Texas 78957

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Maryland, do make, file and record the Articles of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this ____ day of March 2000.




                                              ---------------------------------
                                              Brad M. Hurta, Incorporator

                                                                     EXHIBIT 3.2

                              CBCT BANCSHARES, INC.
                                     BYLAWS

                                    ARTICLE I
                                  STOCKHOLDERS

         Section 1.01. Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

         Section 1.02. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board"). Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Such written request will state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, and shall be delivered at the home office of the Corporation addressed to the President or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonable estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting.

         Section 1.03. Notice of Meetings. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder's usual place of business, or mailed to the stockholder at his or her address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, signs a waiver of the notice which is filed with the records of the stockholders' meeting, or is present at the meeting in person or by proxy.

         Section 1.04. Adjournment. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 1.05. Quorum; Voting. At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast at least one-third of all the votes entitled to be cast at the meeting constitutes a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. A majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

         If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

         Section 1.06. General Right to Vote; Proxies. Unless the Articles of Incorporation provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast at the meeting.

         A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its asset or liabilities.

         Section 1.07.  Conduct of Business.

         (a) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

         (b) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in Section 1.09, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 1.09. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at a special meeting of stockholders only pursuant to the Corporation's notice of meeting. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in Section 1.09 and, if any proposed nomination or business is not in compliance with Section 1.09, to declare that such defective nomination or proposal be disregarded.

         Section 1.08. Conduct of Voting. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. At all meetings of stockholders the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes not otherwise specified by these Bylaws, the Articles of Incorporation or law, shall be decided or determined by the inspector of elections. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

         Section 1.09. Stockholder Proposals. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation (including proposals made under rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including any nomination or proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days or more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made. No adjournment or postponement of an annual meeting shall commence a new period for the giving of notice of a stockholder proposal hereunder. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholders and such beneficial owner.

         Section 1.10. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of the stockholders' meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

         Section 1.11. List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.01. Function of Directors, Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be as provided for in the Articles of Incorporation. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

         No person shall be eligible for election, reelection, appointment or reappointment to the board of directors if he or she is then 70 or more years of age. No director shall serve beyond the annual meeting of the Corporation immediately following his or her 70th birthday.

         The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

         Section 2.02. Vacancies and Newly Created Directorships. A vacancy on the board of Directors may be filled only in accordance with the provisions of the Articles of Incorporation. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or nor sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause. A director so chosen by the remaining directors shall hold office until the next succeeding annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining.

         Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Articles of Incorporation.

         Section 2.03. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

         Section 2.04. Special Meetings. Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

         Section 2.05. Quorum. At any meeting of the Board of Directors, a majority of the authorized number of directors then constituting the Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

         Section 2.06. Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.

         Section 2.07. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

         Section 2.08. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

                  (i) To declare dividends from time to time in accordance with law;

                  (ii) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                  (iii) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                  (iv) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                  (v) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                  (vi) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                  (vii) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

                  (viii)   To  adopt   from  time  to  time   regulations,   not
inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

         Section 2.09. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees (and expenses, if any) and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

         Section 2.10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail, return receipt requested, to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

                                   ARTICLE III

                                   COMMITTEES

         Section 3.01. Committees of the Board of Directors. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these Bylaws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         Section 3.02. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings, one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

         Section 3.03. Nominating Committee. The Board of Directors may appoint a Nominating Committee of the Board, consisting of not less than three members, one of which shall be the President if, and only so long as, the President remains in office as a member of the Board of Directors. The Nominating Committee shall have authority (i) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section
1.07 of these Bylaws in order to determine compliance with such Bylaw and (ii) to recommend to the Board of Directors nominees for election to the Board of Directors to replace those directors whose terms expire at the annual meeting of stockholders next ensuing.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.01.  Generally.

         (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a President, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. The President shall be chosen from among the directors. Any number of offices may be held by the same person, except no person may serve concurrently as both President and Vice President of the Corporation.

                  (b) The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

                  (c) All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

         Section 4.02. President. The President shall be the chief executive officer and, subject to the control of the Board of Directors, shall have general power over the management and oversight of the administration and operation of the Corporation's business and general supervisory power and authority over its policies and affairs. The President shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

         Each meeting of the stockholders and of the Board of Directors shall be presided over by such officer as has been designated by the Board of Directors or, in his or her absence, by such officer or other person as is chosen at the meeting. The Secretary or, in his or her absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his or her absence, such officer or other person as is chosen by the person presiding, shall act as secretary of each such meeting.

         Section 4.03. Vice President. The Vice President or Vice Presidents, if any, shall perform the duties of the President in the President's absence or during his or her disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

         Section 4.04. Secretary. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the President.

         Section 4.05. Treasurer. The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies or other entities as the Board of Directors from time to time shall designate. The Treasurer shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairman of the Board or the President, and may be required to give bond, payable by the Corporation, for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

         Section 4.06. Assistant Secretaries and Other officers. The Board of Directors may appoint one or more assistant secretaries and one or more assistants to the Treasurer, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

         Section 4.07. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President, or any officer of the Corporation authorized by the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

                                    ARTICLE V
                                      STOCK

         Section 5.01. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

         Section 5.02. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.06, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.

         Section 5.03. Record Dates or Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.04, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

         Section 5.04. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive offices of the Corporation.

         Section 5.05. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

         Section 5.06. Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

         Section  5.07.  Regulations.   The  issue,  transfer,   conversion  and
registration   of  certificates  of  stock  shall  be  governed  by  such  other regulations as the Board of Directors may establish.


                                   ARTICLE VI

                                     FINANCE

         Section 6.01. Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman of the Board, the President, a Vice-President, an Assistant Vice-President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

         Section 6.02. Annual Statement of Affairs. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

         Section 6.03. Fiscal Year. The fiscal year of the Corporation shall be the 12 calendar months ending on December 31 in each year.

         Section 6.04. Dividends. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Articles of Incorporation.

         Section 6.05. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

         Section 6.06. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.


                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         Section 7.02. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

         Section 7.03. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any advisor, accountant, appraiser or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such expert or consultant may also be a director.

         Section 7.04. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by sending such notice by prepaid telegram or mailgram or by sending such notice by facsimile machine or other electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered or dispatched, if delivered through the mail, by telegram or mailgram or by facsimile machine or other electronic transmission, shall be the time of the giving of the notice.

         Section 7.05. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

         Section 7.06. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.


                                  ARTICLE VIII

                                   AMENDMENTS

         The Bylaws of the Corporation may be adopted, amended or repealed as provided in ARTICLE 9 of the Articles of Incorporation.

                                                                     EXHIBIT 3.3

                      COMMUNITY BANK OF CENTRAL TEXAS, SSB
                            ARTICLES OF INCORPORATION

              (by conversion and continuation of Community Bank of
                 Central Texas, ssb, a mutual savings bank, to a
                           capital stock savings bank)


         THAT we, the undersigned citizens of the State of Texas, do hereby adopt these Articles of Incorporation for Community Bank of Central Texas, ssb (the "Savings Bank") in compliance with the provisions of the Texas Savings Bank Code (Subtitle C, Texas Finance Code) and the Rules and Regulations Applicable to Texas Savings Banks (7 TAC, ss.75.1, et.seq.). The Savings Bank is incorporated by the conversion of Community Bank of Central Texas, ssb, a mutual savings bank, to a capital stock savings bank.


                           ARTICLE I - CORPORATE TITLE

         The full corporate title of the Savings Bank shall be Community Bank of Central Texas, ssb.


                    ARTICLE II - OFFICE AND REGISTERED AGENT

         The address of the home office of the Savings Bank shall be 312 Main Street, Smithville, Bastrop County, Texas 78957-2035. The name of its registered agent at such address is Brad M. Hurta.


                             ARTICLE III - DURATION

         The duration of the Savings Bank shall be perpetual.


                         ARTICLE IV - PURPOSE AND POWERS

         The purposes of the Savings Bank shall be the pursuit of any and all lawful objectives of a state savings bank chartered under the Texas Savings Bank Code and the exercise of all express, implied and incidental powers confirmed thereby and by all amendments and supplements thereto, subject to all applicable laws and lawful and applicable rules, regulations and orders of the Texas Savings and Loan Department and the Federal Deposit Insurance Corporation.


                            ARTICLE V - CAPITAL STOCK

         A. General. The total number of shares of all classes of capital stock which the Savings Bank is authorized to issue is (written amount) (numerical amount) , all of which shall be common stock of par value of $ per share [ OR of which (numerical amount) shall be common stock, par value of $ per share and (numerical amount) shall be preferred stock of no par value]. The shares of capital stock may be issued from time to time as authorized by the Board of Directors of the Savings Bank without the approval of its shareholders, except as otherwise provided by governing law, rule or regulation.

         The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value, and the Savings Bank shall not loan funds against the shares of its outstanding capital stock. Neither promissory notes nor future services shall constitute payment or partial payment for the issuance of shares of the Savings Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Savings Bank), labor, services actually performed for the Savings Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Savings Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Savings Bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

         Nothing contained in this Article shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share; provided, that this restriction on voting separately by class or series shall not apply:

         (i) to any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, but less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

         (ii) to any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Savings Bank with another corporation or the sale, lease or conveyance of properties or business in exchange for securities of a corporation other than the
                  Savings Bank if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Federal Deposit Insurance Corporation, the Texas Savings and Loan Department or any other federal or state agency with jurisdiction; or

         (iii) to any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Article, including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving association in a merger or consolidation for the Savings Bank, shall not be considered to be such an adverse change.

         The holders of shares of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.
There shall be no cumulative voting.

         B. Common Stock. In the event of any liquidation, dissolution or winding up of the Savings Bank, the holders of shares of common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) thereof shall be entitled, after payment or provision for payment of all debts and liabilities of the Savings Bank, to receive the remaining assets of the Savings Bank available for distribution in cash or in kind after: (I) payment or provision for payment of the Savings Bank's debts and liabilities; and (ii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution or winding up of the Savings Bank. Each share of common stock shall have the same relative rights as, and be identical in all respects with, all the other shares of common stock.

         C. Preferred Stock. The Savings Bank may provide in supplementary sections to these Articles for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the Articles. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

                  (a) the distinctive serial designation and the number of shares constituting such series;

                  (b) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                  (c) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                  (d) whether the shares of such series shall be redeemable and, if so, the times, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

                  (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Savings Bank;

                  (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or any series of a class or any other securities of the Savings Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (h) the price or other consideration for which the shares of such series shall be issued;

                  (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock;

                  (j) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Savings Bank of, the common stock or shares of stock of any other class or any other series of this class;

                  (k) the conditions or restrictions, if any, upon the creation of indebtedness of the Savings Bank or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                  (l) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

         Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

         Prior to the issuance of any preferred stock established by a supplementary section to these Articles adopted by the Board of Directors, the Savings Bank shall file with the Savings and Loan Commissioner of the State of Texas (the "Commissioner") a dated copy of that supplementary section to these Articles establishing and designating the series and fixing and determining the relative rights and preferences thereof. If the supplementary section to these Articles conforms to Section 92.209 of the Texas Finance Code (the "Code") and other applicable sections of the Code, the Commissioner shall file it in his office, and after it is so filed the supplementary section shall be considered an amendment to these Articles.

         D. Preemptive Rights. No holder of capital stock of the Savings Bank shall be entitled as such, as a matter of right or otherwise, to subscribe for or purchase any part of any new or additional stock issue or debt of any class or series whatsoever, of the Savings Bank, or of securities convertible into equity or debt of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

                             ARTICLE VI - DIRECTORS

         A. Qualification and Number. The Savings Bank shall be under the direction of a Board of Directors. In order to be eligible to serve on such Board, directors must meet the qualification requirements of Section 92.153 of the Code or any successor provision thereto which may be applicable. Except as provided in the Savings Bank's Bylaws, directors shall be elected annually by such vote of the stockholders as may be required by applicable law, voting in person or by proxy and shall serve until their successors have been elected and qualified. Cumulative voting shall not be permitted. Except as otherwise fixed pursuant to the provisions of Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated by resolution adopted at any annual meeting of stockholders or any special meeting of stockholders called for that purpose. The authorized number of Directors, as fixed by or in the manner provided by the Savings Bank's Bylaws, shall be not fewer than five (5) nor more than twenty-one (21).

         B.  Vacancies.  Except as otherwise fixed pursuant to the provisions of
Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the Board of Directors, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director's successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director, except as provided in Subsection C to this Article.

         C. Removal. Subject to the rights of any class or series of stock having preference over the common stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by an affirmative vote of not less than a majority of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

         D. Discharge of Duties. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors shall, in considering the best interests of the Savings Bank, consider the effects of any action upon the employees of the Savings Bank and its subsidiaries, the depositors and borrowers of the Savings Bank, the communities in which offices or other establishments of the Savings Bank or any subsidiary are located and all other pertinent factors.


                   ARTICLE VII - INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

         A. Indemnification. Subject to the exceptions contained in Article VIII, the Savings Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding and any inquiry or investigation which could lead to such an action, suit or proceeding, by reason of the fact that such person is or was a Director, officer, employee or agent of the Savings Bank or any predecessor of the Savings Bank, or is or was serving at the request of the Savings Bank or any predecessor of the Savings Bank as a Director, officer, employee, partner, venturer, proprietor, trustee, agent or similar functionary ("Management Official") of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise ("Other Entity"), against expenses (including court costs and attorneys' fees), judgments, penalties, fines, excise taxes and amounts paid in connection with such action, suit or proceeding to the full extent authorized by law.

         B. Advancement of Expenses. Reasonable expenses incurred by a Director, officer, employee or agent of the Savings Bank in defending an action, suit or proceeding described in Article VII.A shall be paid by the Savings Bank in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors, only upon receipt of (i) a written affirmation by or on behalf of such person of his good faith belief that he has met the standards of conduct necessary for indemnification pursuant to applicable law, and (ii) a written undertaking to repay such amount if it shall ultimately be determined that the person has not met such standards or that indemnification against expenses incurred by him in connection with such action, suit or proceeding is prohibited by law.

         C. Other  Rights and  Remedies.  The  indemnification  provided in this
Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, the Savings Bank's Bylaws, any insurance or other agreement, vote of shareholders or disinterested Directors or otherwise, both as to actions in their official capacities and as to actions in other capacities while holding such offices, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person, provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his acts or omissions (i) were in breach of his duty of loyalty to the Savings Bank or its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in the receipt of an improper personal benefit.

         D. Insurance. Upon resolution passed by the Board of Directors, the Savings Bank may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Savings Bank, or was serving at the request of the Savings Bank as a Management official of an Other entity, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Savings Bank would have the power to indemnify him against such liability under the provisions of these Articles.

         E. Modification. The duties of the Savings Bank to indemnify and to advance expenses to a Director, officer, employee or agent provided in the
Article VII shall be in the nature of a contract between the Savings Bank and each such individual, and no amendment or repeal of any provision of this
Article VII shall alter, to the detriment of such individual, the right of such individual to the advancement of expenses of indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.


                  ARTICLE VIII - LIMITED LIABILITY OF DIRECTORS

         No Director shall be liable to the Savings Bank or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this Article VIII does not authorize the elimination or limitation of the liability of a Director to the extent the Director is found liable for (i) a breach of the Director's duty of loyalty to the Savings Bank or its shareholders; (ii) an act or omission not in good faith which constitutes a breach of duty of the Director to the Savings Bank or an act or omission which involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or (iv) an act or omission for which the liability of a Director is expressly provided by an applicable statute.


                             ARTICLE IX - AMENDMENT

         The Savings Bank, by resolution adopted by a majority vote of those entitled to vote attending an annual meeting or a special meeting called for such purpose, reserves the right to amend, alter, change or repeal any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles shall be made unless it is first approved by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Directors then in office and thereafter is approved by the holders of a majority of the shares of the Savings Bank entitled to vote generally in an election of Directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, provided that, notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least two/thirds of the shares of the Savings Bank entitled to vote generally in an election of Directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with these Articles.

         WE, THE UNDERSIGNED, for the purpose of forming a capital stock savings bank by conversion from a mutual savings bank pursuant to the Code do make these Articles of Incorporation, hereby declaring and certifying that this is our act and deed and that the facts herein stated are true, and accordingly have hereunto set our hands to be effective this ______________ day of ____________, 2000.

                                     DIRECTORS:


                                     ----------------------------------------
                                     Georgina Chronis


                                     ----------------------------------------
                                     James A. Cowan


                                     ----------------------------------------
                                     Gordon N. Fowler


                                     ----------------------------------------
                                     Barry Hannath


                                     ----------------------------------------
                                     Brad M. Hurta


                                     ----------------------------------------
                                     Rodney E. Langer


                                     ----------------------------------------
                                     Mike C. Maney

STATE OF TEXAS                      ss.

COUNTY OF         BASTROP           ss.

         BEFORE ME, the undersigned authority, on this day personally appeared Georgina Chronis, James A. Cowan, Gordon N. Fowler, Barry Hannath, Brad M. Hurta, Rodney E. Langer, and Mike C. Maney, each known to me to be the person whose name is subscribed to the foregoing instrument, and upon his/her oath SWORE that the statements contained therein are true and that he/she executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the             day of
                                               , 2000.


                                      Notary Public, State of Texas

(Notary Seal & Stamp)


                            APPROVAL OF COMMISSIONER

          Approved this ______________ day of ___________, 2000, to be effective the _____________ day of____________, 2000.



                         James L. Pledger, Commissioner
                        Texas Savings and Loan Department

                                                                     EXHIBIT 3.4


                      COMMUNITY BANK OF CENTRAL TEXAS, SSB
                                     BYLAWS


                               ARTICLE I - OFFICES


         Section 1.1. Principal Office and Registered Agent. The principal office of Community Bank of Central Texas, ssb shall located and established at 312 Main Street, Smithville, Texas 78957-2035, in the county of Bastrop, Texas. The registered agent shall have a business address identical to the principal office of the savings bank.

         Section 1.2. Other Offices. The savings bank may have other offices within or outside the State of Texas as such place or places as the board of directors may from time to time determine.

                            ARTICLE II - STOCKHOLDERS

         Section 2.1. Annual Meeting. An annual meeting of the stockholders for the election of directors and for the transaction of other business of the savings bank shall be held within 120 days after the end of the savings bank's fiscal year on the fourth Tuesday of March, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, or at such other date as may be determined by the board of directors and stated in the notice of the meeting. The meeting shall be held at such time and place as may be determined by the board of directors and stated in the notice of the meeting.

         Section 2.2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by: (i) the board of directors pursuant to a written request approved by the affirmative vote of a majority of the directors, then in office; (ii) the chairman of the board; (iii) the chief executive officer; or (iv) the president.

         Section 2.3. Notice of Meetings. A written notice stating the place, day, and hour for the meeting and the purpose(s) for which the meeting is called shall be either delivered personally or mailed to each stockholder of record entitled to vote at such meeting at least ten (10) days prior to such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at the address as it appears on the stock transfer books or records of the savings bank, with postage pre-paid. It shall not be necessary to give any notice of transacted thereat (unless a new record date is fixed therefor), other than an announcement at the meeting at which the adjournment was taken.

         Section 2.4. Place of Meetings. All meetings of the stockholders of the savings bank shall be held at the principal place of business of the savings bank, or at such other place as shall be determined from time to time by the board of directors, and the place at which any such meeting shall be held must be stated in the notice of the meeting.

         Section 2.5. Conduct of Meetings. Annual and special meetings shall be presided over by the chairman of the board, the chief executive officer, or the president, or if neither the

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chairman of the board, chief executive officer nor the president is present,  by such other officer as designated by the board of directors. The presiding officer shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and conduct of the discussion.

         Section  2.6.   Record  Date.  For  the  purpose  of  determining   the
stockholders entitled to notice of and to vote at any meeting of the stockholders or any adjournment thereof, or stockholders entitled to receive payment of a dividend, or to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as a record date for any such determination of stockholders. Such date shall not be more than 60 days and in the case of a meeting of stockholders, not less than 10 before any such meeting. At least 10 days before each meeting of stockholders, a complete record of stockholders entitled to vote shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the savings bank for a period of ten days prior to such meeting. The record shall be kept open at the time and place of the meeting for the inspection of any stockholder. The original stock transfer books shall constitute prima facie evidence of the stockholders entitled to examine such record or transfer books or to vote any meeting of stockholders.

         Section 2.7. Quorum. A majority of the outstanding shares of stock of the savings bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is determined to be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to constitute less than a quorum.

         Section 2.8. Proxies. At all meetings of stockholders, a stockholder may vote either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of management shall be voted as directed by the stockholder or, in the absence of such direction as determined by a majority of the board of directors. No proxy shall be valid for more than eleven months from the date of its execution.

         Section 2.9. Waiver of Notice. Any notice required to be given to any stockholder, may be subject to a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, and such waiver of notice shall be equivalent to giving such notice in a timely manner.

         Section 2.10. Voting Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the savings bank to the contrary, at any meeting of the stockholders of the savings bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock is held, the vote or votes to which those persons are

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entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 2.11.  Voting of Shares by Certain Holders.
         (a) Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         (b) Neither treasury shares of its own stock held by the savings bank, nor shares held by another corporation, if majority of the shares entitled to vote for the election of directors of such other corporation are held by the savings bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 2.12. Inspectors. For each meeting of stockholders, the board of directors may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the board of directors shall be unable to act or the board of directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspector(s) shall conduct the voting in each election of directors and, as directed by the board of directors or the chairman of the meeting, the voting on the matters to be voted on at such meeting, and after the voting shall make a certificate of the vote taken. Inspectors need not be stockholders.

                         ARTICLE III. BOARD OF DIRECTORS

         Section 3.1. Number and Powers.

         (a) The management of all the affairs, property and interest of the savings bank shall be vested in a board of directors. The board of directors shall consist of at least five persons as of the effective date of these Amended and Restated Bylaws; the number of directors shall be fixed, from time to time, by resolution of the board of directors, subject to such limitations as may be set forth in the Articles. Directors need not be residents of the State of Texas but must meet the qualification requirements set forth in the Articles. In addition to the powers and authorities expressly conferred upon by the Articles and these Bylaws, the board of directors may exercise all such powers of the savings bank and do all lawful acts and things as are not by statute, the Articles, or these Bylaws directed or required to be exercised or done by the stockholders.


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



         (b) No person shall be eligible for election, reelection, appointment or reappointment to the board of directors if he or she is then 70 or more years of age. No director shall serve beyond the annual meeting of the Savings Bank immediately following his or her 70th birthday.

         (c) The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

         Section 3.2. Change in Number. The number of directors may at any time be increased or decreased by a vote of a majority of the whole board of directors, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Section 3.5 hereunder.

         Section 3.3. Vacancies. In the event of a vacancy on the board of directors, the remaining directors shall have full power and authority to continue direction of the savings bank until such vacancy is filled. All vacancies in the board of directors, whether caused by resignation, death or otherwise, shall be filled by election at an annual or special meeting of the stockholders called for that purpose or by an affirmative vote of the remaining directors.

         Section 3.4. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the savings bank addressed to the chairman of the board, the chief executive officer or the president. Unless otherwise specified, such resignation shall take effect upon receipt of the chairman of the board, the chief executive officer or the president.

         Section 3.5. Removal of Directors. Directors may be removed with or without cause at any special or annual meeting of the stockholders, by an affirmative vote of a majority of the number of shares of stock present, in person or by proxy, at such meeting and entitled to vote for the election of such director, if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

         Section 3.6. Regular Meetings. Regular meeting of the board of directors or any such committee may be held without notice at the principal office of the savings bank or at such other place or places, either within or without the State of Texas, as the board of directors or such committee, as the case may be, may from time to time designate. The annual meeting of the board of directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.


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



         Section 3.7. Special Meetings. Special meetings of the board of directors may be called at any time by the chairman, the chief executive officer, the president or by a majority of the whole board of directors, to be held at the home office of the savings bank or at such other place or places as the board of directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the board of directors shall be given to each director at least two days before the date of the meeting. Such notice need not specify the business to be transacted nor the purpose of the meeting.

         Section 3.8. Quorum. A majority of the whole board of directors shall be necessary at all meetings to constitute a quorum for the transaction of business. If less than a majority is present at a meeting of the whole board of directors, a majority of the directors present may adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present. The act of a majority of the whole board of directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law, the Articles or these Bylaws.

         Section 3.9. Remuneration. By resolution of the board of directors, a reasonable fixed sum and expenses of attendance, if any, may be allowed for attendance at such regular or special meetings of such board. Members of standing or special committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

         Section 3.10. Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

         Section 3.11. Action of Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of remuneration pursuant to Section 3.9 hereof.


                             ARTICLE IV. COMMITTEES

         Section 4.1. Committees. The board of directors, by resolution passed by a majority of the entire board of directors, may from time to time designate members of the board of directors to constitute committees, including an executive committee and an audit committee, which shall in each case consist of such number of directors, not less than two, and shall have and may exercise such powers as the board of directors may determine and specify in the respective resolutions appointing them. The board of directors shall have the power at any time to change the number and members (with or without cause) of any such committee, to fill vacancies and to discharge any such committee.


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



                               ARTICLE V. OFFICERS

         Section 5.1. Designations. The officers of the savings bank shall be a president, chairman of the board, chief executive officer, secretary, treasurer, and such vice presidents, assistant secretaries and assistant treasurers as the board may designate, who shall be elected by a majority vote of the directors at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. Any two or more offices may be held by the same person, except the offices of the chief executive officer and the president may not be a secretary.

         Section 5.2. Powers and Duties. The officers of the savings bank shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         Section 5.3. Vacancies. Vacancies in any office rising from any cause may be filled by a majority vote of the board of directors at any regular or special meeting of the board for the unexpired portion of the term.

         Section 5.4. Other Officers. Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

         Section 5.5. Term. The officers of the savings bank shall hold office until their successors are chosen and qualify or until such officer's death, resignation or removal in the manner herein provided. The board of directors may authorize the savings bank to enter into an employment contract with any officer in accordance with applicable law or regulation; but no such contract shall impair the right of the board of directors to remove any officer at any time.

         Section 5.6. Removal. Any officer or agent elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                            ARTICLE VI. CAPITAL STOCK

         Section 6.1. Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the chief executive officer, the president, or a vice president and the secretary and may be sealed with the seal of the savings bank or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the savings bank itself or an employee of the savings bank. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is

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



issued, it may be issued by the savings bank with the same effect as if the person were an officer on the date of issue. Each stock certificate shall state:

         (a) That the savings bank is organized under the laws of the State of Texas;

         (b)  The name of the person to whom issued;

         (c) The number and class of shares and the designation of the series, if any, which such certificate represents; and

         (d) The par value of each share represented by such certificate, or a statement that such shares are without par value.

         Section 6.2.  Transfers.

         (a) Transfers of stock shall be made only upon the stock transfer books of the savings bank, kept at the registered office of the savings bank or at its principal place of business, or at the office of its transfer agent or register, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The board of directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

         (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the savings bank until the outstanding certificates therefor have been surrendered to the savings bank.

         Section 6.3. Registered Owner. Registered stockholders shall be treated by the savings bank as the holders in fact of the stock standing in their respective names and the savings bank shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Texas. The savings bank may adopt by resolution a procedure whereby a stockholder of the savings bank may certify in writing to the savings bank that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

         (a) The classification of stockholder who may certify;

         (b) The purpose or purposes for which the certification may be made;

         (c) The form of certification and information to be contained therein;

         (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the savings bank; and


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



         (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

         Upon receipt by the savings bank of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

         Section 6.4. Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The board of directors may impose conditions on such issuance and may require the giving of satisfactory bond or indemnity to the savings bank in such sum as they might determine or establish such other procedures as they deem necessary.

         Section 6.5. Shares of Another Corporation. Shares owned by the savings bank in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the board of directors may determine or, in the absence of such determination, by the chief executive officer, or the president of the savings bank.

               ARTICLE VII. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 7.1. Contracts. The board of directors may authorize any officer, employee or agent of the savings bank to enter into any contract or execute and deliver any instrument in the name and on behalf of the savings bank. Such authority may be general or confined to specific instances.

         Section 7.2. Loans. No loans shall be contracted on behalf of the savings bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         Section 7.3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the savings bank shall be signed by one or more officers, employees or agents of the savings bank in such a manner as shall from time to time be determined by the board of directors.

         Section 7.4. Deposits. All funds of the savings bank not otherwise employed shall be deposited from time to time to the credit of the savings bank in any of its duly authorized depositories as the board of directors may select.

         Section 7.5. Fidelity Bonds. A blanket indemnity bond, as required by law, covering all officers, employees and any director of the savings bank when performing the duty of an employee or officer shall be maintained by the savings bank, which is satisfactory to the Savings and Loan Commissioner of Texas and the Federal Deposit Insurance Corporation.




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



            ARTICLE VIII. INDEMNIFICATION AND LIMITATION OF LIABILITY

         Directors, officers, agents and employees of the savings bank shall be indemnified and the personal liability of directors shall be limited, as provided in the Articles.


                      ARTICLE IX. FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the savings bank shall end on the 31st day of December of each year. The savings bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.


                              ARTICLE X. DIVIDENDS

         Subject to the terms of the savings bank's Articles and applicable statute, the board of directors may, from time to time, declare, and the savings bank may pay, dividends on its outstanding shares of capital stock.


                                ARTICLE XI. SEAL

         The corporate seal of the savings bank shall be in such form and bear such inscription as may be adopted by resolution of the board of directors, or by usage of the officers on behalf of the association.


                         ARTICLE XII. BOOKS AND RECORDS

         The savings bank shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and board of directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.


                    ARTICLE XIII. AMENDMENTS AND CONSTRUCTION

         Section 8.1. Amendment. The board of directors or stockholders may adopt, alter, amend or repeal these Bylaws, subject to the right of the stockholders to rescind any board action with regard to the Bylaws at a regular or special meeting of the stockholders called expressly for such purpose.


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


         Section 8.2. Severability. If any portion of the Bylaws shall be invalid or inoperative, then, so far as is reasonable, the remainder of these Bylaws shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid and inoperative.

         As adopted by resolution of the board of directors of Community Bank of Central Texas, ssb on [________________________________] and as approved by the Savings Bank's sole stockholder on [________________________________] , 2000.



                              Secretary

                              APPROVED this             day of           , 2000.


                              Savings and Loan Commissioner of Texas



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